Exhibit 8.1

Concord Medical Services Holdings Ltd. (Cayman)
subsidiary
Outside PRC Mainland
Ascendium Group Limited (BVI)
Cyber Medical Networks Limited (HK)
China Medical Services Holdings Limited (HK)
Our Medical Services Ltd. (BVI)
CONCORD MEDICAL SERVICES (INTERNATIONAL) Pte. Ltd.(Singapore)
King Cheers Holdings Limited (HK)
US Proton Therapy Holdings Ltd.(BVI)
US Proton Therapy Holdings Ltd. (Delaware)
Medstar Overseas Limited (BVI)
CCM(HONG KONG)MEDICAL INVESTMENTS LIMITED (HK)
CMS Radiotherapy Holdings Limited (USA)
Allcure Medical Holdings Limited (BVI)
Global Medical Imaging (HongKong) Ltd.(HK)
CONCORD HEALTHCARE SINGAPORE PTE. LTD.(Singapore)
Concord Hospital Management Group Ltd.(HK)

PRC Mainland
Beijing Meizhong Jiahe Hospital Management Co., Ltd.
Beijing Yundu Internet Technology Co., Ltd
Tianjin Concord Medical Technology Limited
Medstar (Shanghai) Leasing Co., Ltd.
Shenzhen Aohua Medical Technology Development Co., Ltd.
Guangzhou Concord Cancer Hospital Co., Ltd
Guangzhou Jinkangshenyou Investment Ltd.
Shenzhen Concord Medical Investment Ltd.
Shanghai Concord Cancer Hospital Co., Ltd
Datong Meizhong Jiahe Cancer Center
Beijing Allcure Medical Science & Technology Ltd.
Beijing Concord Medical Technology Limited
Beijing Proton Medical Center
Wuxi Concord Medical Development Ltd.
Shanghai Taifeng Medical Technology Ltd.
Beijing Century Friendship Science & Technology Development Co., Ltd.